EXHIBIT 99.13


              IN THE COURT OF COMMON PLEAS FOR LICKING COUNTY, OHIO
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CYNTHIA R. MAY                            :

                   Plaintiff              :            Case NO. 2003 CV00377 JRS

vs.                                       :            JUDGE SPAHR

BIGMAR, INC., et al.                      :

                        Defendants        :

                           ORDER CONTINUING DEFENDANT
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           BIGMAR, INC.'S MOTION FOR A TEMPORARY RESTRAINING ORDER AND
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            ORDER OF THE COURT REGARDING THE PROPERTY LOCATED AT 9711
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              SPORTSMAN CLUB ROAD, JOHNSTOWN, LICKING COUNTY, OHIO
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                                ("THE PREMISES")
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     Upon Motion of Defendant Bigmar, Inc. ("Bigmar") for a Temporary
Restraining Order filed on August 4, 2003 and hearing following such filing, the Court hereby makes the following Orders:

     1. Defendant Bigmar's Motion for a Temporary Restraining Order is continued so that Bigmar may join JTech Laboratories, Inc. ("JTech") as a party;

     2. Defendant Bigmar is granted leave to file an Amended Counterclaim to name JTech as a party;

     3. The Court finds that the status quo shall be maintained; however, neither party nor their representatives shall enter the Premises without a representative of the other party being present;

     4. Bigmar shall safeguard the drugs and neither party shall not be allowed to remove anything from the Premises pending further Order(s) of this Court.

IT IS SO ORDERED.

                                                     /s/ Jon R. Spahr
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                                                     JUDGE JON R. SPAHR